EXHIBIT 4.2

DETACH HERE	TRANSACTION REQUEST FORM - You do not need to do anything with this form unless you wish to execute one of the transactions listed below.	DETACH HERE

Please refer to your Plan Brochure for any related transaction fees.

	TERMINATE PARTICIPATION			BOX #3	[ ]	Optional cash contribution to my Plan account - All payments enclosed must be in U.S. dollars	$_ _ _,_ _ _,_ _ _ (Enter dollar amount)
Box #1	[ ]	ISSUE ALL PLAN SHARES AND TERMINATE PLAN PARTICIPATION				drawn on a U.S. bank and payable to American Stock Transfer and Trust Company	Next anticipated Investment Date __________________

	CONTINUE PARTICIPATION			Box #4	[ ]	Deposit certificate(s) shares into my Plan account. PLEASE ENCLOSE CERTIFICATE(S).	__ __ __ __ __ __ __ (Enter number of shares)

Box #2	[ ]	ISSUE ALL PLAN SHARES AND CONTINUE PLAN PARTICIPATION	WHOLE SHARES __ __ __ __ __ __	Box #5	[ ]	MARK THIS BOX and then complete reverse side for change of address.

ALL REQUESTS MUST BE SIGNED BY ALL REGISTERED OWNERS	SIGNATURE	SIGNATURE	DAYTIME TELEPHONE NO.

MAKE NO CHANGES BELOW THIS LINE
_____________________________________________________________________________________________

CHANGE OF ADDRESS-FILL IN NEW INFORMATION BELOW, PLEASE PRINT
STREET	CITY	STATE	ZIP CODE
SIGNATURE			DATE
MAKE NO MARKING BELOW THIS LINE